Exhibit 99.5

ELECTION FORM AND TRANSMITTAL LETTER

TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK OF

ARTISAN COMPONENTS, INC.

submitted in connection with an election to receive cash, ARM American depositary shares (“ARM ADSs”) or ARM ordinary shares, or a combination thereof in the merger of Artisan and a subsidiary of ARM Holdings plc (“ARM”), a public limited company organized under the laws of England and Wales. The merger is pursuant to the Agreement and Plan of Merger, dated as of August 22, 2004 among Artisan Components, Inc. (“Artisan”), a Delaware corporation, ARM and Salt Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ARM. Artisan stockholders will vote on the merger at a special stockholder meeting scheduled for December 23, 2004. A proxy statement/prospectus of Artisan and ARM for the special meeting dated November •, 2004 (the “Proxy Statement/Prospectus”) will be mailed under separate cover.

THIS DOCUMENT TOGETHER WITH STOCK CERTIFICATES OR A GUARANTEE OF DELIVERY MUST BE RECEIVED BY THE BANK OF NEW YORK AS EXCHANGE AGENT FOR THE MERGER NO LATER THAN 5:00 PM EASTERN TIME ON DECEMBER 23, 2004.

PLEASE SEE THE INSTRUCTION BOOKLET FOR INFORMATION AND INSTRUCTIONS ABOUT THIS FORM.

The exchange agent for the merger is: THE BANK OF NEW YORK

By Mail:	The Bank of New York Artisan Components Exchange P.O. Box 859208 Braintree, MA 02185-9208	By Hand:	The Bank of New York Reorganization Services 101 Barclay Street Receive & Deliver Window, 1-E New York, NY 10286

By Overnight Delivery:	The Bank of New York Artisan Components Exchange 161 Bay Street Road Braintree, MA 02184	By Facsimile Transmission:	(For Transmissions with Guarantees of Delivery by Eligible Guarantor Institutions ONLY) (781) 380-3388
		For Confirmation Telephone:	(781) 843-1833 EXT. 200

IF YOU DELIVER THIS DOCUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMIT THIS DOCUMENT WITH GUARANTEE OF DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR IF THIS DOCUMENT IS NOT RECEIVED BY 5 P.M. EASTERN TIME ON DECEMBER 23, 2004 YOUR ELECTION WILL NOT BE EFFECTIVE.

Please direct any questions to the information agent for the merger, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, Telephone Number: (866) 239-6856

1	About You and Your Shares — Complete the Table Below and Indicate Address Changes as Necessary Below (see Instruction 1)

Name(s) And Address(es) Of Registered Owner(s). Please Fill In Exactly As Name(s) Appear(s) On Your Certificate(s)*	Number Of Shares Represented By Each Certificate (or Covered By A Guarantee Of Delivery)

Check this box ☐ if your share certificates are being delivered subsequently through the Guaranteed Delivery procedure. If you check this box, please have the enclosed Notice of Guaranteed Delivery completed by an Eligible Institution and return it to The Bank of New York, as Exchange Agent, by the Election Deadline.

*	In the case of a delivery using the guarantee of delivery procedures, fill in the name(s) exactly as the name(s) will appear on the certificate(s) when delivered.
**	Certificate numbers are not required if certificates will be delivered using the guarantee of delivery procedures.

FOR YOUR ELECTION TO BE EFFECTIVE, THIS DOCUMENT, TOGETHER WITH YOUR STOCK CERTIFICATES OR A GUARANTEE OF THEIR DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT BEFORE THE ELECTION DEADLINE, WHICH IS 5:00 P.M. EASTERN TIME ON DECEMBER 23, 2004, WHICH IS THE DATE OF THE ARTISAN SPECIAL MEETING. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR NOMINEE, YOUR ELECTION DEADLINE MAY BE EARLIER. AS A RESULT, WE RECOMMEND THAT YOU SUBMIT THIS DOCUMENT, TOGETHER WITH YOUR ARTISAN STOCK CERTIFICATES OR A GUARANTEE OF THEIR DELIVERY, AND ANY OTHER REQUIRED DOCUMENTATION, NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 23, 2004.

PLEASE READ THE ELECTION INSTRUCTIONS AND THE OTHER INFORMATION BELOW CAREFULLY BEFORE COMPLETING THIS DOCUMENT.

2	Election Options and Required Signatures — Complete Boxes A and B (see Instruction 2)

Pursuant to the merger agreement, and subject to the proration rules included in the merger agreement and described in the Proxy Statement/Prospectus, I hereby surrender to The Bank of New York, as exchange agent, certificate(s) representing all of my shares of Artisan common stock listed above. I elect to have each of such shares of Artisan common stock represented by such certificates converted according to the following three election options, in the manner indicated in Boxes A and B below:

(A)	CASH ELECTION: The right to receive cash equal to the “per share merger consideration;”

(B)	STOCK ELECTION: The right to receive ARM ADSs or ARM ordinary shares having a value equal to the “per share merger consideration;” or

(C)	NO ELECTION: The right to receive cash and/or ARM ordinary shares having a value equal to the “per share merger consideration,” as provided in the merger agreement, payable in exchange for shares of Artisan common stock as to which no election is made.

The “per share merger consideration” is equal to the value of $9.60 in cash and 4.41 ARM ADSs. The value of an ARM ADS for purposes of the calculations described above will be determined by taking the volume weighted average of the volume weighted average of the trading prices of ARM ADSs on the Nasdaq National Market during 10 random trading days selected from the 20 trading days ending on and including the second trading day prior to the date the merger becomes effective (“the Average Share Price”). The exchange agent will pay cash in lieu of any fractional ARM ADSs or ARM ordinary share otherwise issuable in connection with the merger.

I understand that each election is subject to certain terms, conditions and limitations set forth in the merger agreement, and the aggregate amount of cash and the aggregate number of ARM ADSs or ARM ordinary shares to be paid or delivered in the merger is fixed.

•	The aggregate amount of cash that is payable in the merger is equal to $9.60 multiplied by the number of shares of Artisan common stock outstanding at the time the merger is completed. If any Artisan stockholders exercise appraisal rights, the total amount of cash paid in the merger will be reduced by the product of the number of shares of Artisan common stock for which appraisal is sought multiplied by the per share merger consideration.

•	The total number of ARM ADSs that are deliverable in the merger is fixed at 4.41 multiplied by the number of shares of Artisan common stock outstanding at the time the merger is completed or, in the alternative 13.23 ARM ordinary shares multiplied by the number of shares of Artisan common stock outstanding at the time the merger is completed.

I ACKNOWLEDGE THAT THE MERGER AGREEMENT PROVIDES FOR PRORATION IF, AS A RESULT OF THE ELECTIONS MADE BY ARTISAN STOCKHOLDERS, EITHER THE FIXED AMOUNT OF CASH OR THE FIXED NUMBER OF ARM ADSs OR ARM ORDINARY SHARES WOULD OTHERWISE BE EXCEEDED. IN SUCH A CASE, I UNDERSTAND THAT I MAY RECEIVE A COMBINATION OF CASH AND ARM ADSs OR ARM ORDINARY SHARES THAT DIFFERS FROM MY ELECTION MADE IN BOX A.

If I am acting in a representative or fiduciary capacity for a particular beneficial owner, I hereby certify that this document covers all of the shares of Artisan common stock that I own in a representative or fiduciary capacity for such particular beneficial owner.

I hereby represent and warrant that I am, as of the date hereof, and will be, as of the date the merger becomes effective, the registered holder of the shares of Artisan common stock represented by the certificate(s) surrendered with this document, with good title to such shares and full power and authority to:

1.	sell, assign and transfer such shares free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims; and

2.	make the election(s) indicated in Boxes A and B below.

I, the undersigned, certify that I have reviewed the accompanying Instruction Booklet mailed with this form and have complied with all requirements stated in this form and the Instruction Booklet. I will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of my shares of Artisan common stock. I hereby irrevocably appoint the exchange agent, as my agent, to effect the exchange pursuant to the merger agreement and the instructions to this document. All authority conferred by this document shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives. This authority shall not be affected by, and shall survive, my death or incapacity.

BOX A: ELECTION (See Instruction 2)
Please list the number of your shares of Artisan common stock for which you wish to make the following elections.
CASH ELECTION: Number of shares for which you are electing to receive cash:
STOCK ELECTION: Number of shares for which you are electing to receive ARM ADSs or ARM ordinary shares:
NO ELECTION: Number of shares for which you are not making an election:
Total number of shares held by you:

BOX B: ORDINARY SHARE VS. AMERICAN DEPOSITARY SHARE ELECTION (See Instruction 2)

Please indicate whether you wish to receive your merger consideration in the form of ARM ordinary shares, which are traded primarily on the London Stock Exchange, or ARM ADSs, which will be traded on the Nasdaq National Market. Even if you have elected to receive cash for all of your shares, you must select one of the options below. If you fail to make one of the selections below, you will be deemed to have elected to receive ARM ordinary shares.

☐ Ordinary Share Election

Check here if you are electing to receive ARM ordinary shares for shares of Artisan common stock surrendered and/or exchangeable pursuant to your election above or the proration rules described in the merger agreement. A certificate for your ARM ordinary shares will be issued to you unless you indicate that you wish to receive your shares in uncertificated form via CREST by checking the box under “SPECIAL REQUEST FOR DELIVERY VIA CREST” below.

☐ American Depositary Share Election

Check here if you are electing to receive ARM ADSs for shares of Artisan surrendered and/or exchangeable pursuant to your election above or the proration rules described in the merger agreement. You will receive your ARM ADSs in uncertificated, book-entry form through The Bank of New York’s Direct Registration System. A transaction advice reflecting the number of ARM ADSs credited to your account will be sent to you.

SPECIAL REQUEST FOR DELIVERY VIA CREST (ORDINARY SHARES ONLY) (See Instruction 4 and 7)

To be checked ONLY if you wish to receive ARM ordinary shares but do not wish to receive a share certificate and instead would like to take delivery of your ARM ordinary shares in uncertificated, book-entry form via CREST.    ☐

If you checked the above box and elected to receive your shares in uncertificated, book-entry form via CREST, please also complete the “CREST Delivery Instructions” below.

If you are receiving ARM ordinary shares into a CREST account held through a broker, you must also forward to your broker a copy of these CREST delivery instructions.

CREST Participant ID	CREST MEMBER ID

Full Name of CREST Account

Receiving Broker Name

Receiving Broker Contact Name

Receiving Broker Phone Number (Country Code-Area Code-3 Digit Prefix-Last 4 Digits)

REQUIRED SIGNATURES — ALL STOCKHOLDERS MUST SIGN BELOW

X	X

(SIGNATURE(S) OF STOCKHOLDER(S))

Dated: __________________, 2004

(Must be signed by registered holder(s) as name(s) appear(s) on the certificate(s) for the shares or by person(s) authorized to become registered holders(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):

(PLEASE PRINT)

Capacity (full title):

Address:

(INCLUDE ZIP CODE)

Daytime Area Code and Telephone No.:

Employer Identification or Social Security No.:
(SEE SUBSTITUTE FORM W-9 BELOW)

GUARANTEE OF SIGNATURE(S)

(ONLY IF REQUIRED — See Instruction 5)

Authorized Signature:

Name:
(PLEASE PRINT)

Name of Firm:

Address:

(INCLUDE ZIP CODE)

Area Code and Telephone No.:

Dated: _____________________, 2004

3	Guarantee of Delivery. See Instruction 6.

To be completed ONLY if Artisan stock certificates are not provided with this document.

THE UNDERSIGNED (CHECK APPROPRIATE BOX BELOW) GUARANTEES TO DELIVER TO THE EXCHANGE AGENT AT THE APPROPRIATE ADDRESS SET FORTH ABOVE THE CERTIFICATES FOR SHARES OF ARTISAN COMMON STOCK COVERED BY THIS DOCUMENT NO LATER THAN 5:00 P.M. (EASTERN TIME), ON THE THIRD NASDAQ NATIONAL MARKET TRADING DAY AFTER THE DATE OF DELIVERY OF THIS GUARANTEE.

☐	A broker or dealer

☐	A bank or savings association

☐	Other eligible guarantor institution, as defined in Rule 17Ad-15

(specify )
Firm:
(PLEASE PRINT OR TYPE)

Authorized Signature:

Address:

Dated: ________________________, 2004

Area Code and Telephone Number:

4	Special Transfer or Payment Instructions. See Instructions 7.

To be completed ONLY if the merger consideration, whether cash, ARM ADSs or ARM ordinary shares or a combination of cash and shares, is to be issued in the name of, and mailed to, someone other than yourself.

Issue the merger consideration to:

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NO.)

If you complete this box, you will need a signature guarantee by an eligible institution. See Instruction [6].

5	Special Delivery Instructions. See Instruction 8.

To be completed ONLY if the merger consideration, whether cash, ARM ADSs or ARM ordinary shares or a combination of cash and shares, is to be mailed to you at an address other than that shown above.

Mail the merger consideration to:

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NO.)

Check this box if this is a permanent change of address. ☐

6	Substitute Form W-9. See Instruction 9.

Department of the Treasury, Internal Revenue Service

Payee’s Request for Taxpayer Identification Number (“TIN”) and Certifications

Part I

Please provide your TIN on the line to the right and certify by signing and dating below	Social Security No. or Employer ID No.

Certification — Under the Penalties of Perjury

I certify that (1) the number shown on this form provided above is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (A) I am exempt from backup withholding; (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (C) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.)

Signature

Name

Address

Date

Part II

☐	TIN applied for (or intended to apply for in near future)
Check box if applicable.

Part III

☐	Exempt Payee — Check box if applicable.
Also attach Certificate of Foreign Status, if applicable.

NOTE:  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.